UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

(612) 605-6625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

On May 13, 2024, Jamf Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”) and the selling stockholders named in Schedule II thereto (the “Selling Stockholders”).

Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 8,956,522 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Underwriters at a price per share of $17.52 (the “Offering”). In addition, the Selling Stockholders granted the Underwriters an option to purchase, for a period of 30 calendar days from May 13, 2024, up to an additional 1,043,478 shares of Common Stock. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

In addition, pursuant to the terms of the Underwriting Agreement, the Company agreed to purchase an aggregate of 2,000,000 shares of Common Stock that are the subject of the Offering from the Underwriters at the same per share price to be paid by the Underwriters to the Selling Stockholders in the Offering (or $17.52) (the “Stock Repurchase”). The Company funded the concurrent Stock Repurchase with existing cash on hand.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-265821) filed on June 24, 2022, as supplemented by a preliminary prospectus supplement dated May 13, 2024 and final prospectus supplement dated May 13, 2024. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On May 13, 2024, the Company issued a press release announcing the launch of the Offering. On May 14, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and are incorporated herein by reference. The Offering closed on May 16, 2024.

This information in Exhibits 99.1 and 99.2 is intended to be furnished under Item 8.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

In connection with the Offering, the legal opinion as to the legality of the Securities is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-265821) filed with the Securities and Exchange Commission, on which the Securities were registered.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 13, 2024, by and among Jamf Holding Corp., Morgan Stanley & Co. LLC, Goldmans Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives to the several underwriters named therein and the selling stockholders named therein.
5.1	Opinion of Kirkland & Ellis LLP.
99.1	Launch Press Release dated May 13, 2024.
99.2	Pricing Press Release dated May 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: May 16, 2024	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer